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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
Name of Subsidiary                        State of Incorporation        Doing Business As
------------------                        ----------------------        -----------------
R.O. West, Inc.                              Mississippi                River Oaks Furniture

R.O. East, Inc.                              Mississippi                R.O. East

Gaines Manufacturing Company, Inc.           Tennessee                  Gaines Manufacturing Company